Exhibit 10.1

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

In connection with the proposed business combination between DFB Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), and AdaptHealth Holdings, LLC, a Delaware limited liability company (“AdaptHealth”), Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield”), and the Company entered into that certain subscription agreement, dated July 8, 2019 (the “Original Subscription Agreement”), pursuant to which Deerfield subscribed for and agreed to purchase, and the Company agreed to sell to Deerfield, shares of the Company’s Common Stock (as defined below). The Company and Deerfield desire to amend and restate the Original Subscription Agreement pursuant to this amended and restated subscription agreement (the “Subscription Agreement”) in order to (i) increase the number of shares of Common Stock which may be purchased by Deerfield and (ii) add RAB Ventures (DFB) LLC, a Delaware limited liability company (“RAB”), as a party for the purposes set forth herein, on the terms and subject to the conditions contained herein. Deerfield and RAB are sometimes referred to herein individually as a “Subscriber” and collectively as the “Subscribers.” In connection therewith, the Subscribers and the Company agree as follows:

1.                                      Certain Definitions. As used in this Subscription Agreement, the following capitalized terms shall have the meanings set forth below:

“Affiliate” means, with respect to a specified person, a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Available Cash” means the amount of cash and cash equivalents held by and available to the Company, whether in or outside the Trust Account (as such term is defined in the Company Charter), immediately prior to the consummation of the Transaction, after giving effect to the aggregate amount (if any) (i) to be disbursed from the Trust Account on account of Redeemed Shares to holders of Common Stock and (ii) received from any other private sales of Company Stock effected in connection with the consummation of the Transaction in accordance with the terms of the Transaction Agreement, but before giving effect to any other payments to be made by the Company in connection with the Transaction (including any costs and expenses related to the Transaction) (but, for the avoidance of doubt, without giving effect to the proceeds of the Purchased Securities pursuant to this Subscription Agreement).

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Current Company Shares” means the two million five hundred thousand (2,500,000) shares of Common Stock purchased by Deerfield in the Company’s initial public offering.

“Deerfield Securities” means (i) if the total number of Purchased Securities is ten million (10,000,000) shares or less, then all of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than ten million (10,000,000) shares, then ten million (10,000,000) plus twenty four-twenty fifths (24/25) of the total number of Purchased Securities in excess of ten million shares.

“Nine-Month Lock-Up Securities” means (i) if the total number of Purchased Securities is seven million five hundred thousand (7,500,000) shares or less, then all of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than seven million five hundred thousand (7,500,000) shares, then seven million five hundred thousand (7,500,000) of the Purchased Securities.

“Purchased Securities” means that number of shares of Common Stock determined as follows:

(i)                                     If the amount of Available Cash is Seventy-Five Million Dollars ($75,000,000) or less, then twelve million five hundred thousand (12,500,000) shares;

(ii)                                  If the amount of Available Cash is more than Seventy-Five Million Dollars ($75,000,000) but less than One Hundred Million Dollars ($100,000,000), then such number of shares between ten million (10,000,000) and twelve million five hundred thousand (12,500,000) as shall be selected by Deerfield in its sole discretion;

(iii)                               If the amount of Available Cash is at least One Hundred Million Dollars ($100,000,000) but no more than Two Hundred Million Dollars ($200,000,000), then ten million (10,000,000) shares; and

(iv)                              If the amount of Available Cash is more than Two Hundred Million Dollars ($200,000,000), then that number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) Three Hundred Million Dollars ($300,000,000) minus the amount of Available Cash, divided by (B) Ten (10); provided that in no event will the number of Purchased Securities be less than five million (5,000,000) shares.

“RAB Securities” means (i) if the total number of Purchased Securities is ten million shares or less, then none of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than ten million shares, one-twenty fifth (1/25) of the total number of Purchased Securities in excess of ten million shares.

“Redeemed Shares” means the total number of shares of Common Stock (if any) to be redeemed by the Company as a result of the exercise of Redemption Rights (as such term is defined in the Company Charter) by holders of Common Stock in connection with the Transaction.

“Transaction” means the proposed business combination contemplated by the Transaction Agreement.

“Transaction Agreement” means that certain Agreement and Plan of Merger, dated July 8, 2019, by and among the Company, AdaptHealth, DFB Merger Sub LLC, a Delaware limited liability company, Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P, a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders’ Representative, as amended by that certain Amendment No. 1 dated October 15, 2019, pursuant to which the parties thereto intend to effect the Transaction on the terms and conditions set forth therein.

“Willful Breach” means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Subscription Agreement.

2.                                      Subscription; Commitment.

(a)                                 Deerfield hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to sell to Deerfield, the Deerfield Securities for a purchase price of $10.00 per share, on the terms and subject to the conditions provided for herein.

(b)                                 RAB hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to sell to RAB, the RAB Securities for a purchase price of $10.00 per share, on the terms and subject to the conditions provided for herein.

(c)                                  Deerfield further hereby agrees that it shall (i) continue to own, beneficially and of record, the Current Company Shares through the time of the consummation of the Transaction, (ii) not exercise its Redemption Rights with respect to any of the Current Company Shares in connection with the Transaction and (iii) vote the Current Company Shares in favor of the Transaction and the other proposals of the Company set forth in the Proxy Statement (as defined in the Transaction Agreement).

3.                                      Closing. The closing of the sale of Purchased Securities contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur immediately prior to the consummation of the Transaction. Upon (a) satisfaction of the conditions set forth in Section 4 of this Subscription Agreement and (b) written notice from (or on behalf of) the Company to the Subscribers (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three (3) business days from the date of the Closing Notice and setting forth the number of Redeemed Shares (and the resulting amount of Available Cash and number of Purchased Securities), each of the Subscribers shall deliver to the Company, at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), the aggregate applicable subscription amount (in the case of RAB, if any) for such Subscriber’s Purchased Securities (the “Purchase Price”), which shall be held in escrow until the Closing pursuant to the terms of an escrow agreement to be entered into by the Subscribers, the Company and an escrow agent, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. At the Closing, the Company shall deliver (or cause the delivery of) the applicable number of each Subscriber’s Purchased Securities (in the case of RAB, if any) in book entry form to applicable Subscriber or to a custodian designated by the applicable Subscriber, as applicable, as indicated below, and upon delivery of the applicable number of Purchased Securities to the Subscribers, the Purchase Price shall be released from escrow automatically and without further action by the Company or the Subscribers. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the applicable Subscribers.

4.                                      Closing Conditions. Each Subscriber’s obligation to acquire its Purchased Securities (in the case of RAB, if any) at the Closing is also subject to the conditions that, on the Closing Date:

(a)                                 no suspension of the qualification of the Common Stock for offering or sale, or of the Common Stock for trading, in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(b)                                 all representations and warranties of the Company and such Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects at and as of that specified date), and consummation of the Closing shall constitute a reaffirmation by each of the Company and such Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription

Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

(c)                                  no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(d)                                 the Company’s shareholders shall have approved the issuance of the Purchased Securities;

(e)                                  all conditions precedent to the Company’s obligation to consummate closing of the Transaction, including the approval of the Company’s shareholders, shall have been satisfied or, with the prior written consent of such Subscriber, waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction);

(f)                                   since the date of this Subscription Agreement, there shall have not occurred any Company Material Adverse Effect (as defined in the Transaction Agreement);

(g)                                  the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(h)                                 the Transaction Agreement, other subscription agreements and other related transaction agreements, if any, shall not have been amended, waived by the Company or modified except with the prior written consent of such Subscriber;

(i)                                     the Company shall have taken all necessary action to cause one individual designated by Deerfield to be elected or appointed to the Company’s Board of Directors upon the consummation of the Transaction;

(j)                                    the Company, such Subscriber and the other parties thereto shall have entered into the Registration Rights Agreement (the “Registration Rights Agreement”), in substantially the form attached hereto as Exhibit A, amending and restating that certain Registration Rights Agreement dated as of February 15, 2018 by and among the Company, Deerfield/RAB Ventures LLC (an affiliate of the Subscribers) and the other investors party thereto;

(k)                                 the Company shall have delivered or shall have caused to be delivered to the Subscribers and their respective counsel, on or prior to the Closing Date, such closing certificates as may be reasonably requested by the Subscribers, in form and substance reasonably satisfactory to the Subscribers; and

(l)                                     all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the purchase of the Purchased Securities (the “HSR Filings”) shall have been completed, and any applicable waiting period (and any extensions thereof) applicable to the purchase of the Purchased Securities under the HSR Act shall have expired or been terminated.

5.                                      Further Assurances. At and after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6.                                      Company Representations and Warranties. The Company represents and warrants to each of the Subscribers that:

(a)                                 The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                                 The Purchased Securities have been duly authorized and, when issued and delivered to such Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Purchased Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company Charter and Company’s bylaws or under the laws of the State of Delaware.

(c)                                  This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)                                 The execution, delivery and performance of this Subscription Agreement (including the issuance and sale of the Purchased Securities and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby) will be done in accordance with the Nasdaq marketplace rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clause (i) or this clause (iii), would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company, the validity of the Purchased Securities, or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”).

(e)                                  There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Purchased Securities or (ii) the shares to be issued pursuant to any other subscription agreement that have not been or will not be validly waived on or prior to the Closing Date.

(f)                                   The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clause (ii) and clause (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(g)                                  The Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Purchased Securities, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

7.                                      Subscriber Representations and Warranties. Each Subscriber, severally and not jointly, solely as to itself and not as to the other Subscriber, represents and warrants to the Company that:

(a)                                 Such Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, (ii) is acquiring the Purchased Securities only for its own account and not for the account of others, and not on behalf of any other account or person, and (iii) is not acquiring the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Such Subscriber is not an entity formed for the specific purpose of acquiring the Purchased Securities.

(b)                                 Such Subscriber understands that the Purchased Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Purchased Securities have not been registered under the Securities Act. Such Subscriber understands that the Purchased Securities may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Purchased Securities shall contain a legend to such effect. Such Subscriber acknowledges that the Purchased Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Subscriber understands and agrees that the Purchased Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, such Subscriber may not be able to readily resell the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Purchased Securities.

(c)                                  Such Subscriber understands and agrees that such Subscriber is purchasing Purchased Securities directly from the Company. Such Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to such Subscriber by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(d)                                 Such Subscriber’s acquisition and holding of the Purchased Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)                                  In making its decision to purchase the Purchased Securities, such Subscriber has relied solely upon independent investigation made by such Subscriber. Such Subscriber acknowledges and agrees that such Subscriber has received such information as it deems necessary in order to make an investment decision with respect to the Purchased Securities. Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Purchased Securities.

(f)                                   Such Subscriber became aware of this offering of the Purchased Securities solely by means of direct contact between it and the Company or a representative of the Company, and the

Purchased Securities were offered to such Subscriber solely by direct contact between it and the Company or a representative of the Company. Such Subscriber did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to such Subscriber, by any other means. Such Subscriber acknowledges that the Company represents and warrants that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)                                  Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision.

(h)                                 Alone, or together with any professional advisor(s), such Subscriber has adequately analyzed and fully considered the risks of an investment in the Purchased Securities and determined that the Purchased Securities are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Company. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(i)                                     Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.

(j)                                    Such Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(k)                                 The execution, delivery and performance by such Subscriber of this Subscription Agreement are within the powers of such Subscriber, have been duly authorized and, assuming the satisfaction of the conditions to closing in Section 4 of this Subscription Agreement, will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Subscriber is a party or by which such Subscriber is bound, and, if such Subscriber is not an individual, will not violate any provisions of such Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if such Subscriber is an individual, has legal competence and capacity to execute the same or, if such Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms.

(l)                                     Neither the due diligence investigation conducted by such Subscriber in connection with making its decision to acquire the Purchased Securities nor any representations and warranties made by such Subscriber herein shall modify, amend or affect such Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(m)                             Such Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Subscriber is permitted to do so under applicable law. If such Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Purchased Securities were legally derived.

(n)                                 The Purchase Price to be paid by such Subscriber, together in the case of Deerfield with the total amount paid by Deerfield for the Current Company Shares, is less than the maximum amount that such Subscriber is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise. Such Subscriber has uncalled capital commitments or otherwise has available funds in excess of the Purchase Price and all other unfunded contractually binding equity commitments of such Subscriber that are currently outstanding.

(o)                                 To the extent required under the HSR Act, such Subscriber agrees to promptly following the date hereof make any required HSR Filings and agrees to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. Each party shall, in connection therewith, use its commercially reasonable efforts to: (i) cooperate in all respects with the other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other party reasonably informed of any communication received by such party or its representatives from, or given by such party or its representatives to, any governmental authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding the purchase of the Purchased Securities; (iii) permit a representative of the other party and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such governmental authority or other person, give a representative or representatives of the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s representative is prohibited from participating in or attending any meetings or conferences, the other party shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the purchase of the Purchased Securities, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any governmental authority.

8.                                      Lock-Up.

(a)                                 Deerfield acknowledges and agrees that, without the prior written consent of the Company, during the period commencing on the Closing Date and continuing until the date that is (i) with respect to the Nine-Month Lock-Up Securities and the Current Company Shares, nine

(9) months after the Closing Date, and (ii) with respect to the remaining Deerfield Securities, three (3) months after the Closing Date, Deerfield shall not (A) sell, assign, transfer (including by operation of law), incur any liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, dispose of or otherwise encumber (each, a “Transfer”), (B) make any short sale of, grant any option for the purchase of, or (C) enter into any hedging or similar transaction with the same economic effect as a Transfer of, any of such securities.

(b)                                 RAB acknowledges and agrees that, without the prior written consent of the Company, during the period commencing on the Closing Date and continuing until the date that is three (3) months after the Closing Date, RAB shall not (i) Transfer, (ii) make any short sale of, grant any option for the purchase of, or (iii) enter into any hedging or similar transaction with the same economic effect as a Transfer of, any of the RAB Securities (if any).

(c)                                  The Company may impose stop-transfer instructions and may stamp each certificate representing the Purchased Securities with an appropriate legend to enforce the provisions of the foregoing sentence. Any purported Transfer or other transaction in violation of this Section 8 shall be null and void.

9.                                      Registration Rights. The Company and such Subscriber, among the other parties thereto, shall enter into the Registration Rights Agreement, substantially in the form attached as Exhibit A hereto, in connection with the consummation of the Transaction contemplated by the Transaction Agreement.

10.                               Securities Laws Matters. Prior to or at the Closing, the Company shall take all steps necessary to cause the acquisition of the Purchased Securities contemplated hereby by such Subscriber or any of its assignees who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

11.                               Use of Funds. The Company shall use the proceeds received in respect of the Purchase Price solely for the purposes of consummating the Transaction (including costs and expenses associated therewith), to subscribe for membership interests in AdaptHealth pursuant to the terms of the Transaction Agreement, and for general corporate purposes in furtherance of the business of the Company.

12.                               No Recourse.

(a)                                 Notwithstanding anything that may be expressed or implied in this Subscription Agreement or any document or instrument delivered in connection herewith, the Company, by its acceptance of this Subscription Agreement, covenants, agrees and acknowledges that (a) no person other than the Subscribers and Company shall have any obligation hereunder, (b) no recourse hereunder or under any documents or instruments delivered in connection with this Subscription Agreement or the transactions referenced herein (whether or not consummated) shall be had against any Non-Recourse Party of either Subscriber, whether by the enforcement of any judgment or assessment or by any legal, equitable, investigative or arbitral proceeding, or by virtue of any statute, regulation or other applicable law (including common law), and (c) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party of either Subscriber, for any obligations of either Subscriber under this Subscription Agreement or any documents or instruments delivered in connection with this Subscription Agreement or the transactions referenced herein (whether or not consummated) or for any Proceeding based on, in respect of, or by reason of such obligations or by their creation, in each case whether based on contract, tort, strict liability, other laws (including common law) or otherwise, and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another person or otherwise.

(b)                                 For purposes of this Section 12, “Non-Recourse Party” means with respect to a Subscriber, its affiliates, and its and their former, current and future directors, managers, trustees, officers, employees, agents and affiliates (both direct and indirect), the former, current and future, direct and indirect holders of any equity interests or securities of the foregoing (whether such holder is a limited or general partner, member, stockholder or otherwise), the former, current or future assignees of the foregoing and the former, current or future directors, managers, trustees, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, controlling persons, representatives or assignees of the foregoing (but in each case excluding (i) such Subscriber in its capacity as such, and (ii) the Company).

13.                               Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the termination of the Transaction Agreement, (b) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 4 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing and the Closing nevertheless occurs, or (d) the satisfaction of the conditions to closing set forth in Section 4 of this Subscription Agreement becomes impossible; provided that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify each Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

14.                               Trust Account Waiver. Each Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Each Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated February 15, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, each Subscriber hereby waives with respect to the Purchased Securities any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Upon the consummation of the Transaction and the disbursement of the funds contained in the Trust Account, this Section 14 shall no longer have any force and effect.

15.                               Miscellaneous.

(a)                                 Neither this Subscription Agreement nor any obligations hereunder nor any rights that may accrue to a Subscriber hereunder may be transferred or assigned without the prior written consent of the Company; provided, that either Subscriber may assign its rights hereunder in whole or in part to any of its Affiliates; provided further, that any such assignee shall be required, as a condition to receipt of any Purchased Securities, to enter into a written agreement agreeing to be bound by the restrictions contained in Section 8. For the avoidance of doubt, any such assignment shall not relieve the assigning Subscriber of any of its obligations hereunder. Any purported assignment of this Subscription Agreement in violation of this Section 15(a) shall be null and void.

(b)                                 The Company may request from each Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of such Subscriber to acquire the Purchased Securities, and such Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)                                  Each Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, (i) each Subscriber agrees to promptly notify the Company if any of such Subscriber’s acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate and (ii) the Company agrees to promptly notify each Subscriber if any of the Company’s acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. Each Subscriber agrees that each purchase by such Subscriber of Purchased Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase.

(d)                                 Each of the Company and the Subscribers is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)                                  Notwithstanding anything to the contrary herein, all the covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)                                   This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g)                                  This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Original Subscription Agreement. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)                                 This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, Non-Recourse Parties shall be entitled to the benefits of, and shall have the right to enforce, Section 12 of this Subscription Agreement.

(i)                                     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)                                    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)                                 This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)                                     Each Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m)                             The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n)                                 THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, such Subscriber has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

DEERFIELD PRIVATE DESIGN FUND IV, L.P.
By:	Deerfield Mgmt IV, L.P., General Partner
By:	J.E. Flynn Capital IV, LLC, General Partner

By	/s/ DAVID J. CLARK
	Name:	David J. Clark
	Title:	Authorized Signatory
	Date:	October 15, 2019

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, such Subscriber has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

RAB VENTURES (DFB) LLC

By	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	Manager
	Date:	October 15, 2019

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, DFB Healthcare Acquisitions Corp. has accepted this Amended and Restated Subscription Agreement as of the date set forth below.

DFB HEALTHCARE ACQUISITIONS CORP.

By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
Date:

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.                                    QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.                                      ☐                                    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.                                    INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.                                      ☐                                    We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act. for one or more of the following reasons (Please check the applicable subparagraphs):

☐                                    We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐                                    We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐                                    We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐                                    We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐                                    We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐                                    We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐                                    We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐                                    We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐                                    We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐                                    We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐                                    We are an entity in which all of the equity owners are accredited investors.

C.                                    AFFILIATE STATUS
(Please check the applicable box)

THE INVESTOR:

☐                                    is:

☐                                    is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement

EXHIBIT A

FORM OF
REGISTRATION RIGHTS AGREEMENT

[See attached]